Exhibit 4.1

WAIVER OF REGISTRATION RIGHTS AND AMENDMENT TO STOCKHOLDERS' AGREEMENT

This Waiver of Registration Rights and Amendment to Stockholders' Agreement (this “Waiver”) is made and entered into as of the date set forth below, by and among the undersigned. Reference is made to that certain Third Amended and Restated Stockholders' Agreement, dated as of March 3, 2008, as amended, by and among Demand Media, Inc., a Delaware corporation (the “Company”), and the Stockholders of the Company parties thereto (the “Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Agreement.

RECITALS

WHEREAS, pursuant to Section 3.3(a) of the Agreement, and subject to certain exceptions and limitations, if the Company determines to register any of its securities, either for its own account or the account of a security holder or holders, the Company is required to (i) promptly deliver to each Stockholder written notice thereof and (ii) include in such registration (and any related qualification under blue sky laws or other compliance) and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests made by any Stockholder and delivered to the Company within ten (10) days after the written notice is delivered by the Company (the “Piggyback Rights”);
WHEREAS, on or about the date hereof the Company intends to file a registration statement on Form S-3 to register certain of its securities with the Securities and Exchange Commission (the “Shelf Registration”);
WHEREAS, Section 10.12 of the Agreement provides that any provision of the Agreement may be amended or waived with the written consent of the holders of an aggregate of more than 55% of the then outstanding Preferred Stock and Common Stock (if any) issued upon conversion of the Preferred Stock (voting together as a single class and not as separate series on an as converted to Common Stock basis) (collectively, the “Requisite Preferred Holders”) and provides that any such waiver and amendment would be binding upon all parties to the Agreement; and
WHEREAS, the undersigned Requisite Preferred Holders desire to waive the Piggyback Rights on behalf of all Stockholders as it pertains to the proposed Shelf Registration, including all rights to notice related thereto, subject to the provision contained herein.
WAIVER

NOW THEREFORE, the undersigned Requisite Preferred Holders hereby (i) waive the Piggyback Rights on behalf of all Stockholders as such rights pertain to the proposed Shelf Registration, including all rights to notice related thereto and (ii) agree not to sell any Registrable Securities pursuant to the Shelf Registration other than in connection with an underwritten public offering (subject to the provisions and limitations in Section 3.3(b) of the Agreement) that is both approved by the Board of Directors of the Company and is to be consummated on or prior to the twelve month anniversary of the date that the Shelf Registration is declared effective by the Securities and Exchange Commission; provided that each of the following clauses (A) through (C) shall apply from and after the date hereof:

(A)     At least two (2) business days prior to the first use of a preliminary prospectus supplement under the Shelf Registration in connection with any underwritten public offering of Common Stock pursuant to the Securities Act that is to be consummated on or prior to the twelve month anniversary of the date that the Shelf Registration is declared effective by the Securities and Exchange Commission, the Company will deliver to each holder of Registrable Securities written notice (which may be in the form of email communication) thereof (the “Preliminary Prospectus Notice”).
(B)    The Company will include in such underwritten public offering, subject to the provisions and limitations in Section 3.3(b) of the Agreement, all the Registrable Securities specified in a written request made by any holder of Registrable Securities and delivered to the Company (which may be make in the form of email communication) within one (1) business day following delivery of the Preliminary Prospectus Notice. Such written request may include all or a portion of the holder's Registrable Securities. For the avoidance of doubt, the provisions of clauses (A) and (B) shall cease to apply from and after the date that all Registrable Securities have been sold.
(C)    From and after the date hereof, (i) any provision of the Agreement may be amended or waived with the consent of the Company and holders of at least 55% of the Registrable Securities then outstanding and any amendment or waiver effected in accordance with this clause (C) shall be binding upon each Stockholder and the Company, (ii) in addition, the Company may waive performance of any obligation owing to it, as to some or all of the Stockholders, or agree to accept alternatives to such performance, without obtaining the consent of any Stockholder and (iii) this clause (C) shall supersede Section 10.12 of the Agreement.
Except to the extent specifically waived or modified hereunder, the provisions of the Agreement and the rights granted thereunder shall not be amended, modified, impaired or otherwise affected hereby.

This Waiver shall be construed and interpreted in accordance with the laws of Delaware, without regard to choice of laws or conflict of laws provisions thereof.

(Signature Pages Follow)

IN WITNESS WHEREOF, the undersigned hereby executes this Waiver as of August 24, 2012

SPECTRUM V INVESTMENT MANAGERS’ FUND, L.P.

By: SEA V Management LLC
Its: General Partner

By: __________________________________
Name: Victor E. Parker
Title: Managing Director

As holder of ____ shares of Common Stock issued upon conversion of Preferred Stock

IN WITNESS WHEREOF, the undersigned hereby executes this Waiver as of August 24, 2012
SPECTRUM EQUITY INVESTORS V, L.P.

By: Spectrum Equity Associates V, L.P.
Its: General Partner

By: SEA V Management LLC
Its: General Partner

By:____________________________________
Name: Victor E. Parker
Title: Managing Director

As holder of ____ shares of Common Stock issued upon conversion of Preferred Stock

IN WITNESS WHEREOF, the undersigned hereby executes this Waiver as of August 24, 2012

OAK INVESTMENT PARTNERS XI, L.P.

By: Oak Associates XI, LLC
Its: General Partner

By:_____________________________________
Name: Fredric W. Harman
Its: Managing Member

As holder of ____ shares of Common Stock issued upon conversion of Preferred Stock

IN WITNESS WHEREOF, the undersigned hereby executes this Waiver as of August 24, 2012
OAK INVESTMENT PARTNERS XII, L.P.

By: Oak Associates XII, LLC
Its: General Partner

By:_____________________________________
Name: Fredric W. Harman
Its: Managing Member

As holder of ____ shares of Common Stock issued upon conversion of Preferred Stock

IN WITNESS WHEREOF, the undersigned hereby executes this Waiver as of August 24, 2012
GENERATION CAPITAL PARTNERS II L.P.

By: Generation Partners II LLC
Its: General Partner

By:____________________________________
Name: John A. Hawkins
Title: Managing Member

As holder of ____ shares of Common Stock issued upon conversion of Preferred Stock

IN WITNESS WHEREOF, the undersigned hereby executes this Waiver as of August 24, 2012
GENERATION MEMBERS’ FUND II L.P.

By: Generation Partners II LLC
Its: General Partner

By:_____________________________________
Name: John A. Hawkins
Title: Managing Member

As holder of ____ shares of Common Stock issued upon conversion of Preferred Stock

IN WITNESS WHEREOF, the undersigned hereby executes this Waiver as of August 24, 2012

GOLDMAN SACHS INVESTMENT PARTNERS MASTER FUND, L.P.

By:    Goldman Sachs Investment Partners GP, LLC
Its:    General Partner

By: ____________________________________
Name: Gaurav Bhandari
Its: Managing Director

As holder of ____ shares of Common Stock issued upon conversion of Preferred Stock